UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          January 4, 2015

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-26068	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
500 Newport Center Drive Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:       (949) 480-8300

                        Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Acacia Research Corporation has resolved the dispute initiated by Microsoft Corporation in the United States District Court for the Southern District of New York, Civil Action No. 1:13-cv-08275.

The following actions brought by Acacia subsidiaries have also been resolved as they relate to Microsoft:  Intercarrier Communications LLC v. Microsoft Corp., et al., Case No. 1:13-cv-01639-GMS (D. Del.); Optimum Content Protection LLC v. Microsoft Corp., Case No. 6:13-cv-00741-KNM (E.D. Tex.); Internet Communications Solutions LLC v. Microsoft Corp., Skype Inc, and Skype Communications SARL, Case No. 2:14-cv-00189-JRG (E.D. Tex.); Cell and Network Selection LLC v. BlackBerry Corp. et al, Case No. 6:13−cv−00563−KNM (E.D. Tex.); Mobile Enhancement Solutions LLC v. Microsoft Mobile Oy & Nokia Inc, Case No. 3:13−cv−03977−MGL (N.D. Tex.); Super Interconnect Technologies v.  Microsoft Mobile Oy & Nokia Inc, Case No. 6:13−cv−00739−KNM (E.D. Tex.), Case No. 3:14-cv-2293-H-BGS (S.D. Cal.).

In addition, the action entitled Cellular Communications Equipment LLC v. HTC Corp., et al., Case No. 6:13-cv-00738-LED/ 6:13-cv-00507-LED (E.D. Tex.) will be dismissed with respect to Microsoft without prejudice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION

Date: January 4, 2015	By:	/s/ Matthew Vella
Name: Matthew Vella
Title: Chief Executive Officer